Exhibit 10.1

BEP SPECIAL SITUATIONS IV LLC

August 25, 2024

5E Advanced Materials, Inc (“FEAM”)

9329 Mariposa Road, Suite 210

Hesperia, CA 92344

Amended and Restated Note Purchase Agreement

Debt Commitment Letter

Ladies and Gentlemen:

You have advised BEP Special Situations IV LLC (“BEP” or “Debt Investor” and together with each other person, if any, nominated by the Debt Investor as a “Commitment Party” after the date of this Debt Commitment Letter, “we” or “us” and each, a “Commitment Party” and, collectively, the “Commitment Parties”), that:

(a)
You intend to enter, on the date of this letter agreement (this “Debt Commitment Letter”), into a securities purchase agreement with one or more investors (collectively, the “Equity Investor”), in the form agreed to by us and attached hereto as Exhibit A (“Securities Purchase Agreement”), pursuant to which you will (i) issue and sell to the Equity Investor, shares of FEAM’s common stock for an amount of $4,000,000, and (ii) issue to the Equity Investor, warrants to purchase shares of FEAM’s common stock, in each case on the terms set out in the Securities Purchase Agreement.
(b)
Ascend Global Investment Fund SPC, a segregated portfolio company incorporated under the laws of the Cayman Islands, for and on behalf of Strategic SP (“Ascend”), together with the Debt Investor and Meridien Investments Corporation (“Meridien”), is the holder of convertible secured promissory notes (“Existing Notes”) currently outstanding as of the date hereof pursuant to the amended and restated note purchase agreement dated as of January 18, 2024 among (i) FEAM, as issuer, (ii) certain subsidiaries of FEAM, as guarantors, (iii) BEP, as purchaser, (iv) Ascend, as purchaser, (v) Meridien, as purchaser and (vi) Alter Domus (US) LLC, as collateral agent, and as may be further amended, restated, supplemented or otherwise modified from time to time (the “Note Purchase Agreement”).
(d)
Subject to the closing and funding under the Securities Purchase Agreement, each of Ascend and BEP shall acquire an additional $3,000,000 in aggregate principal amount of convertible secured promissory notes (the “New Notes”) issued pursuant to the Note Purchase Agreement, which shall be further amended and restated on such terms acceptable to each of Ascend and BEP to provide for the issuance of the New Notes and to reflect the terms set out in Exhibit B (such amended and restated Note Purchase Agreement, the “Amended and Restated Note Purchase Agreement”).

Capitalized terms used but not defined herein have the respective meanings assigned to them in the Note Purchase Agreement. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Debt Commitment Letter shall be determined by reference to the context in which it is used.

1.
Commitments.

Subject only to the satisfaction or waiver of the terms and conditions expressly set forth herein, the Debt Investor hereby commits to purchase the New Notes on or before September 16, 2024 or such other date as may be agreed in writing by the parties hereto (the “Closing Date”) as further set forth in the following manner:

(a)
The Debt Investor shall purchase from FEAM, and FEAM shall issue to the Debt Investor, the New Notes at a purchase price equal to 100% of the $3,000,000 in aggregate principal amount of the New Notes acquired subject only to the satisfaction or waiver of the applicable conditions expressly set forth in Section 2 of this Debt Commitment Letter; and
(b)
[Reserved]
(c)
The parties hereto agree that the New Notes to be purchased by each of Ascend, Meridien and BEP will be pari passu in all respects with the Existing Notes immediately following such sale and purchase, including as to right of payment, security of payment and performance of obligations, and the sharing of any security interest, except that the New Notes shall have the terms set forth in Exhibit B.
2.
Conditions Precedent to the Debt Investor’s Obligations.

The Debt Investor’s obligations set forth in Section 1(a) of this Debt Commitment Letter shall be subject only to:

(a)
the closing and funding under the Securities Purchase Agreement on the terms set forth therein;

(b)
the Amended and Restated Note Purchase Agreement (reflecting the terms set forth in Exhibit B) having become effective and binding upon each of the parties thereto;

(c)
execution of an amendment to the Investor and Registration Rights Agreement in order to reflect the additional shares of common stock of the Company issued or issuable upon conversion of the New Notes; and

(d)
FEAM having issued (i) $3,000,000 in aggregate principal amount of New Notes to Ascend and/or Meridien (in such proportion to be determined by Ascend), and (ii) $3,000,000 in aggregate principal amount of New Notes to BEP, in each case, pursuant to the Amended and Restated Note Purchase Agreement.

3.
Representations and Warranties. Each of the Debt Investor and FEAM hereby represents and warrants to the other party (solely with respect to itself) that:

(a)
it is validly existing and in good standing under the laws of the state of its organization, and this Debt Commitment Letter is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
(b)
except as expressly provided in this Debt Commitment Letter, no consent or approval is required by any other person or entity (including for the avoidance of doubt, any governmental entity) in order for the Company or Debt Investor (as the case may be) to effectuate the sale and purchase of the New Notes contemplated by, and perform its obligations under, this Debt Commitment Letter;
(c)
the entry into and performance by it of, and the transactions contemplated by, this Debt Commitment Letter do not, and will not, conflict in any material respect with any law or regulation applicable to it or with any of its memorandum or articles of association, or other constitutional documents; and
(d)
it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Debt Commitment Letter and to effectuate the sale and purchase of the New Notes contemplated hereby, and perform its obligations under this Debt Commitment Letter.
4.
Limitation of Liability and Recourse.
(a)
The aggregate commitment and liability of the Debt Investor is limited to $3,000,000, unless otherwise agreed in writing by the parties hereto (“Commitment”).
(b)
The Debt Investor shall in no event whatsoever be required to fund any amounts under this Debt Commitment Letter in excess of the Commitment, and neither the Debt Investor nor any of its affiliates shall have any obligation or liability to any person relating to, arising out of or in connection with, this Debt Commitment Letter, other than as expressly set forth herein.
(c)
[Reserved]
(d)
[Reserved]
5.
Assignments; Amendments; Governing Law, Etc.
(a)
This Debt Commitment Letter and the commitments hereunder are not assignable without the prior written consent of each other party hereto, and any attempted assignment without such consent will be null and void.
(b)
The parties hereby agree that the representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto and its successors and permitted assigns, in accordance with and subject to the terms of this Debt Commitment Letter, and nothing in this Debt Commitment Letter, express or implied, is intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder or any rights under this Debt Commitment Letter. Except as otherwise set forth herein, this Debt Commitment Letter may not be amended, or any provision hereof waived or modified, except in a writing signed by the parties hereto. This Debt Commitment Letter may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Debt Commitment Letter by facsimile or other electronic transmission (including in “.pdf” format) will be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Debt Commitment Letter and will not affect the construction of, or to be taken into consideration in interpreting, this Debt Commitment Letter.
(c)
This Debt Commitment Letter supersedes all prior understandings, whether written or oral, among you and us with respect to the Commitment and sets forth the entire understanding of the parties hereto with respect thereto.
(d)
THIS DEBT COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS DEBT COMMITMENT LETTER, WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.
WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS DEBT COMMITMENT LETTER OR THE PERFORMANCE BY ANY OF THE COMMITMENT PARTIES OR THEIR RESPECTIVE AFFILIATES OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

7.
Jurisdiction.

Each party hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and any appellate court from any such court, in any suit, action, proceeding, claim or counterclaim arising out of or relating to this Debt Commitment Letter, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such suit, action, proceeding, claim or counterclaim will be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, proceeding, claim or counterclaim arising out of or relating to this Debt Commitment Letter in any court in which such venue may be laid in accordance with the preceding clause of this sentence, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, proceeding, claim or counterclaim in any such court, and (d) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above will be effective service of process against such party for any suit, action, proceeding, claim or counterclaim brought in any such court.

8.
Confidentiality.

This Debt Commitment Letter, and its terms or substance, shall not be disclosed by you to any other person or entity, except (a) to your respective officers, directors, employees, affiliates, controlling persons, members, partners, equity holders, current and prospective investors, attorneys, accountants, representatives, agents and advisors, and other experts or agents who need to know such information, on a confidential basis; (b) if the Debt Investor consents in writing to such proposed disclosure; (c) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority or regulatory authority (including any self-regulatory authority) (in which case you shall inform us promptly thereof to the extent lawfully permitted to do so); (d) in connection with the enforcement of your rights or remedies hereunder; (e) to the extent that such information becomes publicly available other than by reason of improper disclosure by you or any of your affiliates in violation of any confidentiality obligations hereunder; (f) to the extent that such information is received by you from a third party that is not to your knowledge subject to confidentiality obligations to the Debt Investor; and (g) to the extent that such information is independently developed by you without reliance on any other confidential information received from the Debt Investor or on its behalf.

This Debt Commitment Letter, and its terms or substance, shall not be disclosed by a Commitment Party or the Debt Investor to any other person or entity, except (a) to the Commitment Party’s or the Debt Investor’s affiliates and co-managed funds, and their respective officers, directors, employees, affiliates, controlling persons, members, partners, equity holders, current and prospective investors, attorneys, accountants, representatives, agents and advisors, and other experts or agents who need to know such information, on a confidential basis; (b) if FEAM consents in writing to such proposed disclosure; (c) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority or regulatory authority (including any self-regulatory authority) (in which case the Commitment Party or the Debt Investor shall inform FEAM promptly thereof to the extent lawfully permitted to do so); (d) in connection with the enforcement of Ascend’s rights or remedies hereunder; (e) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Debt Investor or any of its affiliates in violation of any confidentiality obligations hereunder; (f) to the extent that such information is received by the Debt Investor from a third party that is not to its knowledge subject to confidentiality obligations to FEAM; and (g) to the extent that such information is independently developed by the Debt Investor without reliance on any other confidential information received from FEAM or on FEAM’s behalf.

9.
Termination

The Commitment will terminate upon the earliest to occur of:

(a)
September 17, 2024; and
(b)
the termination of the Securities Purchase Agreement prior to the issuance and sale of securities contemplated by such agreement.
10.
Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):
(a)
if to FEAM, to:

5E Advanced Materials, Inc

9329
Mariposa Road, Suite 210

Hesperia, CA 92344

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Attention: Drew Capurro

(b)
if to BEP, to:

BEP Special Situations IV LLC

300 Crescent Court, Suite 1860

Dallas, Texas 75201

Attn: Jonathan Siegler

Email: jasiegler@bluescapegroup.com

Any notice given by delivery, mail, or courier shall be effective when received.

11.
Surviving Provisions.

Section 4 through Section 10 (inclusive) shall survive the termination hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Sincerely,

BEP SPECIAL SITUATIONS IV LLC
By:	/s/ Jonathan Siegler
Name:	Jonathan Siegler
Title:	Managing Director and Chief Financial Officer

[Signature Page to Debt Commitment Letter]

Accepted and agreed to as of
the date first set forth above:

5e advanced materials, inc

By: /s/ Paul Weibel

Name: Paul Weibel

Title: Chief Executive Officer

[Signature Page to Debt Commitment Letter]

EXHIBIT A

Form of Securities Purchase Agreement

EXHIBIT B

Terms of the Amendments to the Note Purchase Agreement

1.	Securities:

$6,000,000 in aggregate principal amount of New Notes to be issued pursuant to the Amended and Restated Note Purchase Agreement, with the following allocation:

•
Ascend and/or Meridien: $3,000,000
•
BEP: $3,000,000

2.	Maturity	Same as Existing Notes, on August 15, 2028
5.	Interest	Same as Existing Notes, payable semi-annually, 4.5% in cash or 10.0% paid in kind through additional notes
6.	Other Terms
(a)
Price-based anti-dilution protection on New Notes through December 31, 2024

(b)
Conversion price for the New Notes to be 125% of the price of the shares issued pursuant to the Securities Purchase Agreement

(c)
Customary adjustments to conversion rate in the event of a fundamental make-whole change

(d)
An adjustment to the conversion rate for the Notes issued June 11, 2024 based on the price and number of shares issued pursuant to the Securities Purchase Agreement

(e)
All other terms to be the same as the Existing Notes, with (i) such changes as may be reasonably required by Ascend and BEP to give effect to the New Notes or (ii) such blocker provisions as may be reasonably required for the issuance of the New Notes not to contravene Nasdaq Listing Rule 5635

(f)
The Operating Company shall (i) become a Guarantor, (ii) execute all applicable security documentation, including for the avoidance of doubt, a mortgage with respect to its interest in the Fort Cady Borate Project, in each case, in a form acceptable to the Purchasers, and (iii) shall deliver applicable certificates, resolutions and opinions in connection with the foregoing as requested by the Purchasers